                                                                      Exhibit 99


      APPLIED INDUSTRIAL TECHNOLOGIES REPORTS INCREASES IN INCOME AND SALES
                 FOR ITS FOURTH QUARTER AND FISCAL 2003 YEAR END

CLEVELAND, OHIO (August 8, 2003) - Applied Industrial Technologies (NYSE: AIT) today reported earnings per share of $0.40 for its fiscal fourth quarter ended June 30, 2003, which was in line with the company's previously provided guidance of $0.37 to $0.43.

Net sales for the quarter increased slightly to $372,438,000 from $369,487,000 in the comparable period a year ago. Net income for the quarter increased to $7,684,000 or $0.40 per share compared to $4,241,000 or $0.22 per share last year.

For the full fiscal 2003, sales increased to $1,464,367,000 from $1,446,569,000 in fiscal 2002. Net income was $19,832,000 or $1.03 per share, versus $2,655,000 or $0.13 per share in the previous year. Full-year earnings in the prior year include the effect of a non-cash charge of $12,100,000, or $0.63 per share, for impaired goodwill (resulting from the application of SFAS 142) associated with the company's fluid power business.

Applied's fourth quarter 2003 results included previously announced pre-tax gains of $2.1 million for an insurance claim settlement and $650,000 for the sale of surplus real estate. Together, these items accounted for about $0.09 per share of reported fourth quarter earnings.

Commenting on the performance, Applied Chairman & Chief Executive Officer David
L. Pugh said, "Results for the fourth quarter reflect steady improvement in our margin management during a period where sales growth is proving to be very challenging. While our domestic core business continues to be weak, we had very positive improvements in our Canadian operations and in our fluid power business.

"Our industry saw demand slacken in response to the continuing economic problems in the domestic manufacturing economy, and we do not foresee any noticeable recovery in the near future.

"Our balance sheet reflects solid efforts by all of our associates to better manage assets by continually improving processes. Inventories declined, and cash generation was strong. The quality initiatives in place at all levels are providing sustainable earnings growth through operating excellence.

                                     -More-

Our initial guidance for the first quarter of fiscal 2004 is for earnings to be between $0.20 and $0.25 per share on sales of $360 to $370 million as we expect domestic markets to be flat to down slightly. For the full fiscal 2004, we see earnings between $1.10 and $1.20 per share on sales ranging from $1.45 billion to $1.5 billion."

During 2003, the company purchased 581,000 shares of its common stock for $9.9 million. In July 2003, Applied's Board of Directors approved a new authorization to repurchase up to 1 million shares or approximately 5% of the currently outstanding shares. This authorization replaced the previous authorization.

Applied will host its fourth quarter conference call at 10 a.m. on Monday, August 11. To join in the call, dial 1-800-810-0924 and passcode 467278. The call will be conducted by Chairman & CEO David L. Pugh, President & COO Bill L. Purser, and CFO John R. Whitten. The call will also be webcast and can be accessed live online at www.applied.com and will be archived there for seven days. A replay of the teleconference will be available at 1-888-203-1112 from 1 p.m. on August 11 through midnight on August 25.

With more than 430 facilities and 4300 employee associates across North America, Applied Industrial Technologies offers more than 2 million parts critical to the operations of MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. Applied can be visited on the Internet at applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are often identified by qualifiers such as "expect," "guidance," "see" and similar expressions. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

                       (A financial summary is attached.)

For more information, contact John R. Whitten, Vice President - Chief Financial Officer & Treasurer, at 216/426-4245.

                                     # # # #

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)
-------------------------------------------------------------------------------
                       (Thousands, except per share data)


                                                             Three Months Ended             Year Ended
                                                                   June 30                    June 30
                                                          ------------------------   -----------------------
                                                             2003           2002        2003        2002
                                                          ----------    ----------   ----------   ----------
NET SALES                                                 $  372,438    $  369,487   $1,464,367   $1,446,569
Cost of sales                                                271,968       275,111    1,085,072    1,080,879
                                                          ----------    ----------   ----------   ----------
GROSS PROFIT                                                 100,470        94,376      379,295      365,690
Selling, distribution and administrative                      89,534        85,519      343,041      334,856
                                                          ----------    ----------   ----------   ----------
OPERATING INCOME                                              10,936         8,857       36,254       30,834
Interest expense, net                                          1,400         1,713        5,298        6,738
Other                                                         (2,268)          483           24          341
                                                          ----------    ----------   ----------   ----------
INCOME BEFORE INCOME TAXES                                    11,804         6,661       30,932       23,755

INCOME TAXES                                                   4,120         2,420       11,100        9,000
                                                          ----------    ----------   ----------   ----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING        7,684         4,241       19,832       14,755
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING                                                            (12,100)
                                                          ----------    ----------   ----------   ----------
NET INCOME                                                $    7,684    $    4,241   $   19,832   $    2,655
                                                          ==========    ==========   ==========   ==========
NET INCOME PER SHARE - BASIC
Before cumulative effect of change in accounting          $     0.41    $     0.22   $     1.05   $     0.77
Cumulative effect of change in accounting                                                              (0.63)
                                                          ----------    ----------   ----------   ----------
NET INCOME PER SHARE - BASIC                              $     0.41    $     0.22   $     1.05   $     0.14
                                                          ==========    ==========   ==========   ==========
NET INCOME PER SHARE - DILUTED
Before cumulative effect of change in accounting          $     0.40    $     0.22   $     1.03   $     0.76
Cumulative effect of change in accounting                                                              (0.63)
                                                          ----------    ----------   ----------   ----------
NET INCOME PER SHARE - DILUTED                            $     0.40    $     0.22   $     1.03   $     0.13
                                                          ==========    ==========   ==========   ==========
AVERAGE SHARES OUTSTANDING - BASIC                            18,825        19,026       18,908       19,079
                                                          ==========    ==========   ==========   ==========
AVERAGE SHARES OUTSTANDING - DILUTED                          19,176        19,366       19,222       19,417
                                                          ==========    ==========   ==========   ==========

     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Cost of sales for interim financial statements is computed using estimated gross profit percentages which are adjusted throughout the year based upon available information. Adjustments to actual cost are primarily made based upon physical inventories and the effect of year-end inventory quantities on LIFO costs. Fourth quarter adjustments in 2003 and 2002 increased gross profit by $4,410 and $3,171; net income by $2,682 and $1,868 and diluted net income per share by $.14 and $.10 respectively. Reductions in year end inventories during the fiscal years ended June 30, 2003 and 2002 resulted in liquidations of LIFO inventory quantities carried at lower costs prevailing in prior years. The effect of these liquidations for the years ended June 30, 2003 and 2002 increased gross profit by $741 and $915; net income by $453 and $546 and diluted net income per share by $.02 and $.03 respectively.

(2) During July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") 142, "Goodwill and Other Intangible Assets." Effective July 1, 2001, the Company adopted this standard. Under SFAS 142, goodwill is no longer being amortized, but is tested for impairment upon adoption and annually thereafter. Upon adoption of SFAS 142, a non-cash charge totaling $17,600, $12,100 after tax, has been recorded as a change in accounting principle effective July 1, 2001 to write-off the remaining goodwill relating to the fluid power business. The Company has established January 1 as its annual impairment testing date. The January 1, 2003 test resulted in no additional impairment of goodwill required to be recorded at this time.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Amount in Thousands)

                                                              June 30,   June 30,
                                                                2003       2002
                                                              --------   --------
                                                             (Unaudited)
ASSETS
  Cash                                                        $ 55,079   $ 23,060
  Accounts receivable, less allowances of $6,100 and $5,600    173,915    180,904
  Inventories                                                  159,798    166,083
  Other current assets                                          11,702     11,011
                                                              --------   --------
       Total current assets                                    400,494    381,058
  Property - net                                                77,942     83,095
  Goodwill                                                      49,687     46,410
  Other assets                                                  25,281     24,003
                                                              --------   --------
TOTAL ASSETS                                                  $553,404   $534,566
                                                              ========   ========

LIABILITIES
  Accounts payable                                            $ 75,411   $ 76,316
  Other current liabilities                                     65,724     54,098
                                                              --------   --------
       Total current liabilities                               141,135    130,414
  Long-term debt                                                78,558     83,478
  Other liabilities                                             25,855     22,527
                                                              --------   --------
TOTAL LIABILITIES                                              245,548    236,419
                                                              --------   --------
SHAREHOLDERS' EQUITY                                           307,856    298,147
                                                              --------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $553,404   $534,566
                                                              ========   ========

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                                   (Unaudited)
                              (Amount in Thousands)

                                                      Year Ended June 30
                                                     --------------------
                                                       2003        2002
                                                     --------    --------
CASH PROVIDED FROM OPERATIONS:
  Net income                                         $ 19,832    $  2,655
  Items not requiring cash:
    Cumulative effect of accounting change                         12,100
    Depreciation and amortization expense              15,957      17,793
    Other                                               2,101       2,732
  Gain on sale of property                             (3,249)     (1,327)
  Cash effect of changes in working capital            32,650      34,995
                                                     --------    --------
CASH PROVIDED FROM OPERATIONS                          67,291      68,948
                                                     --------    --------
INVESTING ACTIVITIES:
  Property purchases                                  (12,794)    (10,050)
  Proceeds from property sales                          7,456       3,610
  Net cash paid for acquisition of business           (10,255)     (2,574)
  Deposits and other                                     (689)        274
                                                     --------    --------
CASH USED IN INVESTING ACTIVITIES                     (16,282)     (8,740)
                                                     --------    --------
FINANCING ACTIVITIES:
  Borrowings and repayments of notes payable - net                (21,350)
  Repayment of long-term debt                          (5,714)    (11,429)
  Proceeds from termination of interest rate swap       2,517       2,038
  Purchase of common stock for treasury                (9,946)    (14,318)
  Cash dividends paid                                  (9,154)     (9,270)
  Exercise of stock options                             3,307       3,200
                                                     --------    --------
CASH USED IN FINANCING ACTIVITIES                     (18,990)    (51,129)
                                                     --------    --------
INCREASE IN CASH                                     $ 32,019    $  9,079
                                                     ========    ========